UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 9, 2012

Otelco Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-32362	52-2126395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Third Avenue East, Oneonta, AL 35121
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (205) 625-3574

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Otelco Inc. (“Otelco” or the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”) on May 9, 2012. As set forth below, at the Annual Meeting, the Company’s stockholders voted on three proposals.

Proposal 1 – Election of Directors

At the Annual Meeting, the Company’s stockholders elected Robert E. Guth and Andrew Meyers as directors of the Company for a term to expire at the Company’s 2015 Annual Meeting of Stockholders. The results of the voting were as follows:

	For	Withheld	Broker Non-Vote
Robert E. Guth	4,524,758	209,645	7,142,459
Andrew Meyers	4,526,744	207,659	7,142,459

The following directors of the Company have terms in office that continue after the Annual Meeting: William Bak; Howard J. Haug; Stephen P. McCall; William F. Reddersen; and Michael D. Weaver.

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

At the Annual Meeting, the Company’s stockholders ratified the appointment of BDO USA, LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2012. The results of the voting were as follows:

For	Against	Abstain	Broker Non- Vote
11,693,548	121,760	61,554	0

Proposal 3 – Approval, on an Advisory Basis, of the Compensation of Otelco’s Named Executives

At the Annual Meeting, the Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The results of the voting were as follows:

For	Against	Abstain	Broker Non- Vote
4,130,860	430,099	173,444	7,142,459

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTELCO INC.
(Registrant)
Date: May 10, 2012
	By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer